Exhibit 99.1

Volato Group Reports Strong Preliminary Second Quarter 2026 Results with Record Vaunt Growth and Strengthened Balance Sheet

Company exits the quarter with no convertible debt, approximately $8.4 million in cash and a strengthened balance sheet, reinforcing financial strength and flexibility

AI strategy continues to advance as management pursues a potential strategic merger transaction targeted for the third quarter of 2026

Record Vaunt cash sales increase 199% year-over-year as Annual Recurring Revenue (ARR) grows 250% and paid membership rises 71%

ATLANTA, GA – July 6, 2026 – Volato Group, Inc. (NYSE American: SOAR) (the “Company”) today provided a preliminary financial and operating update for the second quarter ended June 30, 2026. Based on currently available information, the Company expects to report the following preliminary second quarter highlights:

Preliminary Second Quarter 2026 Highlights

●	All outstanding convertible notes were eliminated during the second quarter, leaving the Company with no convertible notes outstanding as of June 30, 2026.
●	Total liabilities, excluding deferred revenue, declined approximately 75% year-over-year to approximately $5 million. Deferred revenue is a non-cash liability and is excluded to provide investors with additional insight into the Company’s cash obligation.
●	Cash and cash equivalents of approximately $8.4 million as of June 30, 2026.
●	Record Vaunt cash sales of approximately $2.2 million, representing 56% sequential growth compared to the first quarter of 2026 and 199% growth year-over-year.
●	Vaunt Annual Recurring Revenue (ARR) projected to reach approximately $4.7 million as of June 30, 2026, representing 51% sequential quarter-end growth and 250% year-over-year growth.
●	Vaunt membership: Approximately 2,743 active paid members, up 20% sequentially and 71% year-over-year.
●	App downloads: Approximately 346,000 cumulative downloads.
●	More than 2,500 flights booked and flown through the Vaunt platform since launch.

“Our preliminary second quarter results demonstrate meaningful progress on each of our strategic priorities,” said Mark Heinen, the Company’s Chief Financial Officer. “During the quarter we strengthened our balance sheet by eliminating all convertible debt, continued delivering record growth across the Vaunt marketplace, and advanced our broader AI strategy. We believe these accomplishments position Volato from a position of financial strength as we work toward executing a definitive merger agreement.”

Vaunt Continues Rapid Growth

Projected second quarter cash sales of approximately $2.2 million represent the strongest quarterly sales performance in the platform’s history, while projected ARR of approximately $4.7 million continues to demonstrate the increasing value of Vaunt’s recurring revenue model.

Management believes continued operator additions, increasing member engagement, and expanding marketplace activity would position Vaunt for continued growth throughout 2026.

Executing Volato’s AI Strategy

During the second quarter, the Company continued advancing Parslee, its autonomous-work platform designed to help businesses automate complex workflows through artificial intelligence. Built on the Company’s operational expertise, Parslee combines business context, shared memory, and human-in-the-loop controls to improve productivity and reduce manual work across enterprise environments.

The Company also continued evaluating strategic acquisition and merger opportunities aligned with its previously announced focus on artificial intelligence infrastructure, AI software, data infrastructure, compute, power generation, and related sectors. Management remains engaged in discussions regarding a potential strategic transaction and is working toward a potential definitive merger agreement during the third quarter of 2026, subject to the completion of due diligence, negotiation of definitive documentation, shareholder and regulatory approvals where applicable, and other customary closing conditions.

Management believes the continued growth of the Vaunt marketplace, the advancement of Parslee, the elimination of all outstanding convertible notes, and the Company’s strengthened balance sheet provide a solid operating and financial foundation as the Company pursues its broader strategy of building long-term shareholder value through artificial intelligence and data infrastructure.

Preliminary Financial Information

The unaudited financial information presented in this press release is preliminary and may change. The Company’s financial closing procedures with respect to the estimated financial information provided in this press release are not yet complete, and as a result, the Company’s final results may vary materially from the preliminary results included in this press release. The Company undertakes no obligation to update or supplement the information provided in this press release until the Company releases its financial statements for the three months ended June 30, 2026, which will be reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The preliminary financial information included in this press release reflects the Company’s current estimates based on information available as of the date hereof and has been prepared by Company management. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial information could be impacted by the effects of financial closing procedures, final adjustments, and other developments.

About Volato Group, Inc.

Volato Group, Inc. (NYSE American: SOAR) is an AI software company building operational systems for aviation businesses. Drawing on firsthand experience running private aviation operations, Volato develops AI-powered tools designed to reduce manual work, improve responsiveness, and help operators scale more efficiently. The Company’s software solutions are built on Parslee, an autonomous-work platform that combines business context, shared memory, and human-in-the-loop controls. Through its Vaunt marketplace, Volato also operates one of the fastest-growing technology-enabled private aviation membership platforms in the industry.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and they may include statements regarding the Company’s strategic investment, intended use of proceedspreliminary financial results, AI-focused strategy, evaluation of acquisition and merger opportunities, potential strategic transactions, letters of intent, AI infrastructure opportunities, NYSE American compliance plan, business strategy, Vaunt growth, and Parslee development, and potential shareholder value creation.

Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “targets,” “would,” “will,” “should,” “could,” “may,” “potential,” “opportunity,” “evaluate,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements speak only as of the date they are made and are based on current expectations, assumptions, estimates, and projections and are not guarantees of future performance or events. Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of various risks and uncertainties, many of which are beyond the Company’s control, including the risk that the Company may not enter into or complete any acquisition, merger, financing, or other strategic transaction; that letters of intent may not result in definitive agreements; that any potential transaction may be subject to regulatory, financing, shareholder, third-party, diligence, market, or other conditions; that AI infrastructure opportunities may involve substantial capital requirements, operational complexity, power availability, regulatory approvals, and integration risks; that the Company may not regain or maintain compliance with NYSE American continued listing standards; that the Company’s stock price may experience volatility; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent reports filed with the SEC, and other filings the Company may make from time to time. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

All forward-looking statements speak only as of the date they are made. Volato The Company undertakes no obligation to update or revise any forward-looking statement, except as required by law.

Investor Contact:

investors@flyvolato.com